Exhibit 99.4
PRO FORMA EFFECT ON LORAL OF THE COMBINATION OF LORAL SKYNET
AND TELESAT CANADA
     Unaudited Pro Forma Condensed Consolidated Financial Information
     The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2006 and the unaudited pro forma condensed consolidated balance sheet as of December 31, 2006 give effect to Loral Space & Communications Inc.’s (“Loral”) contribution of substantially all of Loral Skynet Corporation’s (“Loral Skynet”) assets to Telesat Holdings, a new company formed by Loral and its Canadian partner in these transactions, the Public Sector Pension Investment Board (“PSP”), to acquire 100% of the shares of Telesat Canada and certain other assets. The unaudited pro forma information also gives effect to the cash payments Loral will be required to make in connection with the redemption of Loral Skynet’s 12% non-convertible preferred stock and certain other payments associated with the transaction. Loral will account for its investment in Telesat Holdings using the equity method of accounting.
     The unaudited Loral pro forma condensed consolidated financial information is based on the unaudited pro forma condensed consolidated financial information of Telesat Holdings, included elsewhere herein. The Loral unaudited pro forma condensed consolidated statement of operations assumes the contribution of Loral Skynet and the acquisition of Telesat Canada occurred on January 1, 2006 and the Loral unaudited condensed consolidated balance sheet assumes the transactions occurred on December 31, 2006. The unaudited pro forma condensed consolidated financial information of Loral reflects its investment in Telesat Holdings based on the historical book value of the contributed assets and liabilities of Loral Skynet to the extent of Loral’s 64% continuing economic interest in those assets and the gain related to PSP’s 36% economic interest in Telesat Holdings. Loral will have a significant continuing interest in Telesat Holdings and, accordingly, will only recognize a gain to the extent of PSP’s economic interest in the contributed assets and liabilities of Loral Skynet through their 36% ownership interest in Telesat Holdings. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the financial position or results of operations that would actually have occurred had the transactions been consummated as of the dates or as at the beginning of the periods presented, nor is it necessarily indicative of future operating results or financial position.
     Assumptions underlying the pro forma adjustments are described in the accompanying notes which should be read in conjunction with this unaudited pro forma condensed consolidated financial information. You should read the unaudited proforma condensed consolidated financial information and the related notes thereto in conjunction with the unaudited pro forma condensed consolidated financial information and the related notes thereto of Telesat Holdings and the historical consolidated financial statements and related notes thereto of Loral Skynet and Telesat Canada included elsewhere herein, and the historical consolidated financial statements and related notes thereto of Loral, included in its Annual Report on Form 10-K for the year ended December 31, 2006.

Loral Space & Communications Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
(in thousands)

	Year ended December 31, 2006
	Historical	Historical
	Consolidated	Loral	Pro-forma
	Loral	Skynet (a)	Adjustments		Pro-forma
Revenues from satellite manufacturing	$636,632	$—	$59,894	(d)	$696,526
Revenues from satellite services	160,701	(163,707)	3,006	(e)	—

Total revenues	797,333	(163,707)	62,900		696,526
Cost of satellite manufacturing	550,821	—	56,988	(d)	607,809
Cost of satellite services	98,614	(99,287)	673	(e)	—
Selling, general and administrative expenses	127,080	(53,195)	4,949	(f)	78,834
Gain on litigation settlement	(9,000)	—	—		(9,000)

Operating income	29,818	(11,225)	290		18,883
Interest and investment income	31,526	(8,718)	7,098	(c1)	29,906
Interest expense	(23,449)	17,591	—		(5,858)
Other expense	(7,778)	4,766	—		(3,012)

Income from operations before income taxes, equity losses in affiliates and minority interest	30,117	2,414	7,388		39,919
Income tax provision	(20,880)	5,367	(2,918	)(h)	(18,431)

Income from operations before equity losses in affiliates and minority interest	9,237	7,781	4,470		21,488
Equity losses in affiliates	(7,163)	7,073	(7,073	)(c1)	(57,992)
			(1,116	)(d)
			(49,713	)(g)

Minority interest	(24,794)	24,794	—		—

Net loss	$(22,720)	$39,648	$(53,432)		$(36,504)

Basic and diluted loss per share	$(1.14)				$(1.83)

Weighted average shares outstanding:
Basic and diluted	20,000				20,000

Loral Space & Communications Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
(in thousands)

	As of December 31, 2006
	Historical Consolidated	Historical Loral	Pro-forma
	Loral	Skynet (a)	Adjustments		Pro-forma
ASSETS
Current assets:
Cash and cash equivalents	$186,542	$(16,032)	$(100,209)	(b)	$70,301
Short-term investments	106,588	—	(106,588)	(b)	—
Accounts receivable, net	76,420	(11,734)	—		64,686
Contracts-in-process	40,433	—	—		40,433
Inventories	82,183	(552)	—		81,631
Other current assets	55,534	(26,518)	16,260	(c)	45,727
			451	(c)
Due (to) from related parties		32,959	(30,083)	(c)	2,876

Total current assets	547,700	(21,877)	(220,169)		305,654
Property, plant and equipment, net	558,879	(451,437)	—		107,442
Long-term receivables	81,164	—	—		81,164
Investments in and advances to affiliates	97,202	(100,271)	100,271	(c)	97,202
Investment in New Telesat			206,797	(b)	474,977
			176,523	(c)
			91,657	(c)
Goodwill	305,691	(85,933)	—		219,758
Other assets	139,275	(65,765)	—		73,510

Total assets	$1,729,911	$(725,283)	$355,079		$1,359,707

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$67,604	$(6,896)	$—		$60,708
Accrued employment costs	43,797	(7,058)	—		36,739
Customer advances and billings in excess of costs and profits	242,661	(8,664)	—		233,997
Income taxes payable	2,567	(1,331)	1,331	(c)	2,567
Accrued interest and preferred dividends	20,097	(20,097)	—		—
Other current liabilities	42,828	(6,476)	448	(c)	36,800

Total current liabilities	419,554	(50,522)	1,779		370,811
Pension and other postretirement liabilities	167,987	(18,186)	—		149,801
Long-term debt	128,084	(128,084)	—		—
Long-term liabilities	153,028	(68,957)	16,365	(c)	100,436

Total liabilities	868,653	(265,749)	18,144		621,048

Minority interest	214,256	(214,256)	—		—

Shareholders’ equity:
Intercompany investment	—	(289,160)	289,160	(c)	—
Common stock, $.01 par value; 40,000,000 shares authorized, 20,000,000 shares issued and outstanding at December 31, 2006	200	—	—		200
Paid-in capital	644,708	—	—		644,708
(Accumulated deficit) Retained earnings	(37,981)	56,402	(56,402)	(c)	53,676
			91,657	(c)
Accumulated other comprehensive income (loss)	40,075	(12,520)	12,520	(c)	40,075

Total shareholders’ equity	647,002	(245,278)	336,935	(c)	738,659

Total liabilities and shareholders’ equity	$1,729,911	$(725,283)	$355,079		$1,359,707

Loral Space & Communications Inc.
Notes to Unaudited Condensed Consolidated Financial Information

(a)	The Loral Skynet results of operations and financial position have been presented separately on the accompanying unaudited condensed consolidated statement of operations and balance sheet, respectively, to be deducted from the Loral consolidated as the first step in determining the pro forma effect of the transactions.

(b)	Reflects the cash payments by Loral, concurrent with the close of the transactions, to redeem the Loral Skynet Series A Preferred Stock, as well as to pay all interest, redemption premium and any other amounts that may be due in respect of Loral Skynet’s senior secured notes, net of the cash received from Telesat Holdings to effect the 64% / 36% ownership split (US$ in thousands):

Loral Skynet Series A Preferred Stock	$214,256
Accrued dividends on the Loral Skynet Series A Preferred Stock	11,926
Accrued interest on the Loral Skynet senior secured notes	8,171
Redemption premium on the Loral Skynet senior secured notes	12,600
Cash received from Telesat Holdings to effect 64% / 36% economic ownership	(14,684)

Net cash paid by Loral for its investment in Telesat Holdings	232,269
Cash proceeds from Telesat Holdings for the contribution of Loral Skynet	(25,472)

Net cash to be paid by Loral	$206,797

(c)	Reflects the elimination of the historical Loral Skynet equity accounts and the contribution of Loral Skynet to Telesat Holdings at historical book value, as follows (in thousands):

Historical net assets of Loral Skynet	$245,278
Less, excluded assets and liabilities:
Investment in XTAR (1)	100,271
Globalstar securities (1)	16,260
Due to related parties	(30,083)
Tax liabilities	(17,693)

Net assets contributed to Telesat Holdings	$176,523

(1)	Income associated with assets excluded from the contribution of Loral Skynet to Telesat Holdings has also been adjusted. Accordingly, equity losses of affiliates of $7,073, relating to XTAR and the gain on sale of Globalstar securities realized during the year of $7,098 have also been reinstated.

The unaudited pro forma condensed consolidated statement of operations does not reflect the non-recurring gain Loral will record related to the contribution of Loral Skynet by Loral, as follows (in thousands):

Consideration received for the contribution of Loral Skynet to Telesat Holdings:
Cash	CAD	29,680
Equity value in Telesat Holdings		743,308

Total consideration	CAD	772,988

Adjusted to US $($1.00/CAD1.1652)		$663,395
Less, net cash paid by Loral for its investment in Telesat Holdings		(232,269)

Net consideration for the contribution of Loral Skynet to Telesat Holdings		431,126
Book value of net assets contributed per above		(176,523)

Total gain		$254,603

Partial gain to be recognized		$91,657

The partial gain to be recognized represents the total gain less the portion of that gain represented by the 64% economic interest retained, in accordance with EITF 01-2: Interpretations of APB Opinion NO. 29.

(d)	Reflects the recharacterization of intercompany sales and gross profit from SS/L to Loral Skynet that were fully eliminated in the Loral consolidated results and will now be eliminated in the “Equity (Losses) Income of Affiliates” line to the extent of Loral’s 64% economic interest in Telesat Holdings, as follows ( in thousands):

Revenues	$59,894
Cost of sales	56,988

Gross profit	$2,906

Elimination to the extent of Loral’s economic interest (64%)	$1,860

Elimination, net of 40% tax rate	$1,116

(e)	Reflects the reinstatement of intercompany sales of $3,006 from Loral Skynet to SS/L and intercompany eliminations of $673 primarily relating to depreciation expense, that were eliminated in Loral’s consolidated results.

(f)	Reflects the provisions of the agreement to be entered into between Loral and Telesat Holdings to pay Loral $5 million for consulting services to be provided to Telesat Holdings (in thousands):

Consulting services per agreement to be entered into with Loral	$5,000
Historical Loral Corporate expenses allocated to Loral Skynet	9,949

Excess Corporate expenses to be absorbed by Loral	$(4,949)

(g)	Reflects our share of the earnings of Telesat Holdings, as follows (in thousands):

Pro forma net loss of Telesat Holdings in Canadian Dollars and in accordance with US GAAP	CAD	(88,516)

Loral’s share - 64%	CAD	(56,650)

Add 64% of the amortization on the fair value step-ups for Loral Skynet		256 (1)

Pro forma net loss of Telesat Holdings in Canadian Dollars, as adjusted	CAD	(56,394)

Converted to U.S. dollars at $1.00/CAD 1.1344		$(49,713)

(1)	The contribution by Loral of the Loral Skynet operations to Telesat Holdings will be recorded by Loral at the historical book value with only partial gain recognition as described in Note (c), above. However, the contribution will be recorded by Telesat Holdings at fair value. Accordingly, the amortization of the fair value step-ups applicable to the Loral Skynet assets and liabilities will be proportionately adjusted in determining Loral’s proportionate share of the earnings of Telesat Holdings.

(h)	Reflects a tax provision on the pro forma adjustments using the statutory rate of 39.5%. Assumes a 100% valuation allowance on the tax benefit relating to the equity loss on affiliates described in Note (g) above.